Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Sigmund Anderman, Chief Executive Officer of Ellie Mae, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1.
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sigmund Anderman
Sigmund Anderman Chief Executive Officer (Principal Executive Officer)
Date: March 13, 2014